Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184008 and 333-190493) and Form S-3 (No. 333-184714) of Capital Bank Financial Corp. of our report dated February 28, 2014 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

February 28, 2014